Exhibit 10.5
EXCHANGE AGREEMENT
This Exchange Agreement (the “Agreement”) is entered into as of the date set forth on the signature pages below, by and among Evofem Biosciences, Inc., a Delaware corporation with offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.    Prior to the date hereof, pursuant to that certain Securities Purchase Agreement, dated as of October 14, 2020, by and between the Company and the investors party thereto (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”), the Company issued one or more senior subordinated notes (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, collectively the “Existing Notes”) to the Holder. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in each of the Securities Purchase Agreement (as amended hereby).
B.    The Company and the Holder desire to amend and waive certain provisions of the Securities Purchase Agreement and exchange (the “Exchange” or the “Transaction”) [●] of the Existing Notes (the “Exchanged Notes”), on the basis and subject to the terms and conditions set forth in this Agreement, for a prepaid right to receive that number of shares of Common Stock set forth on the signature page hereof, in substantially the form attached hereto as Exhibit A (such prepaid right, the “Right” and such underlying shares of Common Stock, the “Right Shares”, collectively with the Right, the “Securities”).
C.    The Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
D.    The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.Exchange. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Exchanged Notes to the Company in exchange for which the Company shall issue the Right to the Holder. On the date hereof, in exchange for [●] of the Existing Notes, the Company shall execute and deliver the Right to the Holder, which Right shall be issued with a restrictive legend as set forth below. Immediately following the delivery of the Right to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Exchanged Notes (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Exchanged Notes shall be deemed canceled.
2.Ratifications; Incorporation of Terms under Transaction Documents.
(a)Ratifications. Except as otherwise expressly provided herein, that certain Registration Rights Agreement, dated as of October 14, 2020, by and between the Company and the investors party thereto (the “Registration Rights Agreement”) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement.

(b)Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Registration Rights Agreement is hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):
(i)The defined term “Registrable Securities” is hereby amended to mean the Right Shares or the shares of Common Stock issued or issuable upon the conversion of the Notes.
(ii)Section 2.1(a) is hereby amended in its entirety as follows:
Following the date of conversion of the Right Shares or Notes with an Outstanding Balance of at least $5 million and within the thirty (30) day period immediately following the demand of any Investor, the Company shall file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Investors (the “Resale Registration Shelf”), and the Company shall file such Resale Registration Shelf as promptly as reasonably practicable following such demand, and in any event within sixty (60) days of such demand. Such Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Investors in accordance with Section 2.7. Notwithstanding the foregoing, before filing the Resale Registration Shelf, the Company shall furnish to the Investors a copy of the Resale Registration Shelf and afford the Investors an opportunity to review and comment on the Resale Registration Shelf. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Investors providing the information contemplated in Section 2.7.
3.Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:
(a)Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(b)Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Securities and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Securities in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(c)No Conflict; Required Filings and Consents.
(i)The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
(ii)Except as has already been obtained, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.
(d)Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.
(e)Issuance of Securities. The issuance of the Securities is duly authorized and upon issuance in exchange for the Exchanged Notes or exercise of the Right, as applicable, and in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

(f)No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanged Notes for the Securities as contemplated hereby.
(g)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
4.Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:
(a)Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.
(b)Ownership of Existing Notes. The Holder owns the Existing Notes free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).
(c)Reliance on Exemptions. The Holder understands that the Securities acquired thereunder are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
(d)Exempt from Registration; Restricted Securities. The Holder understands that the Securities acquired thereunder will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on the Holder’s representations set forth in this Agreement. The Holder understands that the Securities and the securities issuable upon conversion thereof are restricted securities within the meaning of Rule 144 under the Securities Act and such Securities will remain restricted securities under Rule 144 unless or until they are subsequently registered or exempt from registration.
(e)Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(f)No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
(g)No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Notes for the Securities as contemplated hereby.
5.Covenants.
(a)Restrictions on Transfer. The Securities shall bear the following restrictive legend (unless and until such legend is removed) and appropriate stop transfer instructions may be issued against any transfer of the certificate for the shares of Securities in violation of this Section 5(a):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE COMPANY HAS RECEIVED A CERTIFICATE AND/OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”
The Holder may request that the Company shall authorize the removal of the restrictive legend and stop transfer instructions described in this Section 5(a), and the Company agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Securities, if permitted by applicable securities law, within two (2) business days of any such request; provided, however, each party will be responsible for any fees it incurs in connection with such request and removal.
(b)Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.
(c)Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
(d)Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).
(e)No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.
(f)Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Right to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Exchanged Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.
(g)Reverse Stock Split. From the Issuance Date (as defined in the Right), until ninety (90) days following such date, the Company shall not complete a reverse stock split or reclassification of the Company’s common stock without the prior written consent of the Holder.

(h)Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other Person, and the Holder shall not be responsible in any way for the performance of the obligations of any other Holder under any other agreement. Nothing contained herein or in any other agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and other Persons as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and other Persons are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement and the Company acknowledges that, to the best of its knowledge, the

Holder and the other Persons are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Person to be joined as an additional party in any proceeding for such purpose.
(i)Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.
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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

HOLDER:
ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND, LP

By: Adjuvant Capital GP, L.P., its General Partner By: Adjuvant Capital Management, LLC, its General Partner

By:___________________________
Name:
Title:
Email:
Address:

Outstanding Amount of Existing Note

$ __________

Number of Shares of Common Stock Underlying Right
__________

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

HOLDER:
ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND DE, LP

By: Adjuvant Capital GP, L.P., its General Partner By: Adjuvant Capital Management, LLC, its General Partner

By:___________________________
Name:
Title:
Email:
Address:

Outstanding Amount of Existing Note

$ __________

Number of Shares of Common Stock Underlying Right
__________

Exhibit A

Form of Right to Receive Common Stock